Exhibit 10.5

To:	Date: January 24, 2017

Bank Leumi Le-Israel B.M.

Whereas on July 27, 2014, we the undersigned, CompuLab Ltd., Company No. 511683351, signed a letter of undertaking, in your favor, relating, inter alia, to various financial criteria (hereinafter: the “Criteria” and the “Letter of Undertaking”); and

Whereas the aforesaid Criteria are based on accounting standards, accounting principles, estimates and accounting policy (hereinafter: the “Accounting Treatment”), as applied in the Company’s financial statements, as of the date of the Letter of Undertaking (hereinafter: the “Last Financial Statements”); and

Whereas we have undertaken in the said Letter of Undertaking that in case the Accounting Treatment would be different from the aforesaid, including due to the application of International Financial Reporting Standards (hereinafter: “IFRS”), which would affect the Criteria, such Criteria will be changed in accordance with the Bank’s discretion;

Therefore, we hereby acknowledge and undertakes as follows:

1.	To the extent the Company files any financial statements in accordance with the IFRS accounting standards, then the Criteria set forth in section 1 of our Letter of Undertaking will be changed in such manner that the Company’s Tangible Equity (as such term is defined in the Letter of Undertaking), will at no time be less than the rate of 23% of the Company’s balance sheet on a company-alone basis or the amount of $5,300,000.

2.	For the avoidance of doubt, to the extent the Company files financial statements in accordance with the Accounting Treatment, as applied in the Last Financial Statements, no change shall be made to the Criteria.

3.	Nothing in the above stated shall derogate from your right to inform us on any Criteria changes which may be required by you due to another new accounting treatment, all as set forth in section 1 of the Letter of Undertaking.

4.	All terms used in this amendment will be interpreted in accordance with the meanings assigned thereto in the Letter of Undertaking and/or the Company’s financial statements (as the case may be), unless expressly stated otherwise.

5.	Save for that stated herein above, no other amendments are made to the Letter of Undertaking.

/s/ Gideon Yampolsky
CompuLab Ltd.

We approve the aforesaid.

/s/ Shoshana Shechter, /s/ Galya Stav

Bank Leumi Le-Israel B.M.

The name of the Company: CompuLab Ltd. Company No. 511683351

Address: 17 HaYetsira Street, Yokneam Illit

To:	Date: January 24, 2017

Bank Leumi Le-Israel B.M.

Re:  The Company’s Resolution to Sign an Amendment

        to the Letter of Undertaking in favor of the Bank

We hereby notify you that at the meeting of the board of directors of CompuLab Ltd. (hereinafter: the “Company”), held on January 24, 2017, the following resolution was adopted:

1.	The Company will sign an amendment to the attached Letter of Undertaking in favor of Bank Leumi Le-Israel B.M.

2.	To empower Mr. Gideon Yampolski to sign such amendment to the Letter of Undertaking in the name of the Company, under such terms and conditions and in the form agreed upon between the Bank and the Company.

3.	To notify the Bank of the above resolution.

Sincerely Yours,

/s/ Gideon Yampolsky
Chairman of the Meeting

I the undersigned, Adv. Chen Katz, hereby confirm that the Company’s board of directors meeting was duly convened, that the above resolution was duly adopted at the meeting in accordance with the Company’s incorporation documents and signed by the Chairman.

Furthermore, I hereby confirm that the composition of signatures set forth in the above resolution binds the Company.

January 24 2017	/s/ Chen Katz
Date	Signature and Stamp of an advocate

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